Exhibit 99.1

Wellgistics Health, Inc. to Present at September Investor Conferences

Friday, 05 September 2025 08:30 AM

Topic: Conferences

TAMPA, FL / ACCESS Newswire / September 5, 2025 / Wellgistics Health, Inc. (NASDAQ:WGRX) (“Wellgistics Health” or the “Company”), a leader in next-generation pharmaceutical distribution, digital prescription routing, and AI-powered hub fulfillment, today announced that Brian Norton, Chief Executive Officer, together with members of the Company’s executive leadership team, will present at three upcoming investor conferences in September 2025 as follows:

EVENT: H.C. Wainwright 27th Annual Global Investment Conference
DATE: Monday, September 8, 2025
TIME: 1:30 p.m. ET

EVENT: NIBA Conference (Fort Lauderdale, FL)
DATE: Wednesday, September 17, 2025
TIME: To be announced

EVENT: Skyline Signature Series Webinar (Virtual)
DATE: Tuesday, September 30, 2025
TIME: 12:00 p.m. ET

REGISTRATION: Investors may register (for free) at this link.

These events provide valuable opportunities for Wellgistics Health to showcase its strategic vision, highlight ongoing innovations in pharmaceutical distribution and AI-driven pharmacy fulfillment, and connect directly with the investment community

“Participating in these high-caliber investor events is important for expanding Wellgistics Health’s visibility. They give us a chance to engage with current and prospective shareholders and build relationships with strategic partners who can help accelerate our growth,” commented Brian Norton, CEO of Wellgistics Health.

About Wellgistics Health

Wellgistics Health delivers medications from manufacturer to patient-faster, smarter, and more affordably. Its integrated platform connects 6,500+ independent pharmacies with 200+ U.S. manufacturers, offering services such as wholesale distribution, digital prescription routing, and AI-powered hub services-including eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. As a PBM-agnostic alternative, Wellgistics Health is restoring access, transparency, and trust in U.S. healthcare.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Wellgistics Health’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, market conditions and other risks detailed in our reports and statements filed with the SEC. Investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

Media Contact:

media@wellgisticshealth.com

Investor Relations:

investors@wellgisticshealth.com

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, NY 10036
Office: (646) 893-5835
Email: info@skylineccg.com

SOURCE: Wellgistics Health, Inc.